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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (earliest event reported): June 10, 2002





                               LIFEWAY FOODS, INC.
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             (Exact name of registrant as specified in its charter)




          Illinois                  0-17363                     36-3442829
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



 6431 W. Oakton, Morton Grove, Illinois                             60053
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:   (847) 967-1010
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         (Former name or former address, if changed since last report.)
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

ITEM 5.  OTHER EVENTS.

The Company confirmed on Monday, June 10, 2002, and issued a press release on Tuesday, June 11, announcing that Company founder and president Michael Smolyansky died Sunday (June 10) of a heart attack at the age of 55.

Julie Smolyansky, the founder's daughter and the company's director of sales and marketing, was appointed president, CEO and treasurer at a special board of directors meeting late Monday, June 10. Ms. Smolyansky was also named to the board of directors to fill a vacancy left by her father's death.

Ms. Smolyansky joined the Company in September 1997 and has served as the company's director of sales and marketing. Ms. Smolyansky has implemented new marketing, advertising and public relations campaigns and has played a key role in new product introductions. She holds a bachelors degree from the University of Illinois (1996).

The Company expects that all 2,118,338 shares of common stock of the Company (approximately 50% of the total outstanding) that were owned by Michael Smolyansky at the time of his death will remain in the immediate Smolyansky family following the probate of his estate.

A copy of the press release is included as an exhibit to this current report.


ITEM 7. EXHIBITS

Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.


           Exhibit No.     Description
           -----------     -----------
                 99.1      Press Release dated June 11, 2002.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LIFEWAY FOODS, INC.


                                        By: /S/ JULIE SMOLYANSKY
                                           -------------------------------------
                                            Julie Smolyansky, President and CEO

Date:  June 25, 2002



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

                                  EXHIBIT INDEX
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           Exhibit No.     Description
           -----------     -----------
                 99.1      Press Release dated June 11, 2002.
























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